News Release

Virtus Investment Partners Announces Financial Results for the First Quarter 2019

▪	EPS of $2.61; EPS, as Adjusted, of $2.73

▪	Total Sales of $5.5B; Net Flows of ($0.1B); Long-Term AUM of $99.9B

Hartford, CT, April 26, 2019 - Virtus Investment Partners, Inc. (NASDAQ: VRTS) today reported financial results for the three months ended March 31, 2019.

Financial Highlights (Unaudited)
(in millions, except per share data or as noted)

	Three Months Ended			Three Months Ended
	3/31/2019	3/31/2018	Change	12/31/2018	Change

U.S. GAAP Financial Measures
Revenues	$130.7	$129.0	1%	$138.1	(5%)
Operating expenses	$109.7	$106.4	3%	$108.8	1%
Operating income (loss)	$21.0	$22.6	(7%)	$29.2	(28%)
Operating margin	16.1%	17.5%		21.2%
Net income (loss) attributable to common stockholders	$19.7	$21.2	(7%)	$0.1	N/M
Earnings (loss) per share - diluted	$2.61	$2.77	(6%)	$0.01	N/M
Weighted average shares outstanding - diluted	8.322	8.411	(1%)	7.382	13%

Non-GAAP Financial Measures (1)
Revenues, as adjusted	$112.6	$108.3	4%	$118.6	(5%)
Operating expenses, as adjusted	$79.1	$75.5	5%	$77.2	2%
Operating income (loss), as adjusted	$33.5	$32.8	2%	$41.5	(19%)
Operating margin, as adjusted	29.8%	30.3%		34.9%
Net income (loss) attributable to common stockholders, as adjusted	$22.7	$24.3	(7%)	$28.8	(21%)
Earnings (loss) per share - diluted, as adjusted	$2.73	$2.89	(6%)	$3.42	(20%)
Weighted average shares outstanding - diluted, as adjusted	8.322	8.411	(1%)	8.429	(1%)

(1) See the information beginning on page 11 for reconciliations to the most directly comparable U.S. GAAP measures and other important disclosures
N/M - Not Meaningful

Earnings Summary

The company presents U.S. GAAP and non-GAAP earnings information in this release. Management believes that the non-GAAP financial measures presented reflect the company’s operating results from providing investment management and related services to individuals and institutions and uses these measures to evaluate financial performance. Non-GAAP financial measures have material limitations and should not be viewed in isolation or as a substitute for U.S. GAAP measures. Reconciliations of the non-GAAP financial measures to the most comparable U.S. GAAP measures can be found beginning on page 11 of this earnings release.

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 2.

Assets Under Management and Asset Flows
(in billions)

	Three Months Ended			Three Months Ended
	3/31/2019	3/31/2018	Change	12/31/2018	Change
Ending long-term assets under management (1)	$99.9	$87.4	14%	$90.4	11%
Ending total assets under management	$101.7	$89.1	14%	$92.0	11%
Average long-term assets under management (1)	$94.7	$88.9	7%	$98.3	(4%)
Average total assets under management	$96.4	$90.6	6%	$99.9	(4%)
Total sales	$5.5	$5.4	2%	$4.4	24%
Net flows	$(0.1)	$(0.7)	(86%)	$(4.8)	(98%)

(1) Excludes assets under management in liquidity strategies, including in certain open-end mutual funds and institutional accounts

Long-term assets under management increased 11% to $99.9 billion at March 31, 2019 from $90.4 billion at December 31, 2018 as a result of market appreciation. Total assets under management at March 31, 2019 were $101.7 billion, including $1.8 billion of assets in liquidity strategies.
Total sales in the first quarter of $5.5 billion increased 24% from $4.4 billion in the fourth quarter, with higher sales across all product categories, including a $0.4 billion newly issued collateralized loan obligation (CLO). Mutual fund sales of $3.0 billion compared with $2.9 billion in the prior quarter, with domestic equity sales increasing 16% due to strong demand for mid-cap equity strategies. Exchange traded fund sales of $0.4 billion increased significantly from the prior quarter due to two newly launched strategies. Retail separate account sales increased 7% sequentially to $0.8 billion, primarily attributable to small- and mid-cap equity strategies. Institutional sales of $1.0 billion increased 18% sequentially, primarily related to mandates in international and global equity strategies.
Total net flows of ($0.1) billion compared with net flows of ($4.8) billion in the fourth quarter and included positive net flows from structured products, exchange traded funds and retail separate accounts offset by net outflows in open-end funds and institutional. Mutual fund net flows were ($0.9) billion compared with ($3.9) billion in the prior quarter, with significant improvements across all asset classes. Net flows in retail separate accounts increased to $281 million from $186 million in the fourth quarter as a result of higher sales and lower redemptions. Institutional had modest net outflows of ($0.2) billion as the increased sales of $1.0 billion were more than offset by $1.0 billion of partial redemptions from existing accounts and $0.2 billion of outflows from closed accounts.

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 3.

GAAP Results

Operating income decreased sequentially to $21.0 million from $29.2 million, reflecting a 5% decrease in total revenues related to lower average assets under management and a 1% increase in operating expenses. First quarter operating expenses included $1.2 million of restructuring and severance costs.
Net income per diluted share of $2.61 included a $0.58 benefit from net unrealized gains on investments, ($0.29) of net realized losses on investments, ($0.13) of acquisition and integration costs, and ($0.10) of restructuring and severance costs. Fourth quarter net income per diluted share of $0.01 included a $0.35 benefit from net realized gains on investments, ($3.40) of net unrealized losses on investments, and ($0.16) of acquisition and integration costs.

Non-GAAP Results
Revenues, as adjusted, of $112.6 million decreased 5% from the prior quarter as a result of a decrease in average assets and two fewer days in the quarter, partially offset by a higher average fee rate. Employment expenses, as adjusted, of $59.4 million increased 2% sequentially largely due to $7.5 million of seasonally higher expenses, including payroll taxes and benefits related to the timing of annual incentive payments, which more than offset lower profit- and sales-based variable compensation. Other operating expenses, as adjusted, increased 4% from the fourth quarter and included $0.6 million for consulting, facilities, and branding-related costs.
Operating income, as adjusted, and the related margin were $33.5 million and 30%, respectively, compared with $41.5 million and 35% in the prior quarter. The margin decline reflects the impact of the seasonally higher employment expenses.
Interest and dividends earned on cash equivalents and seed capital and CLO investments were $4.2 million, a decline from $4.8 million in the fourth quarter primarily related to lower dividends.
Net income attributable to common stockholders, as adjusted, which is net of the noncontrolling interests related to SGA, was $2.73 per diluted common share, a decrease of $0.69, or 20%, from $3.42 in the prior quarter. Seasonally higher employment expenses represented $0.65 of the sequential decline.
The effective tax rate, as adjusted, was 27%, compared with 28% in the prior quarter.

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 4.

Select Balance Sheet Items (Unaudited)
(in millions)

	As of			As of
	3/31/2019	3/31/2018	Change	12/31/2018	Change
Cash and cash equivalents	$142.3	$80.8	76%	$201.7	(29%)
Gross debt (1)	$328.2	$258.7	27%	$340.6	(4%)
Redeemable noncontrolling interests	$54.4	$—	N/M	$55.1	(1%)
Total equity attributable to stockholders	$633.5	$608.8	4%	$629.9	1%

Working capital (2)	$137.9	$82.9	66%	$140.2	(2%)
Net debt (cash) (3)	$185.8	$177.9	4%	$138.9	34%

(1) Excludes deferred financing costs of $10.5 million, $13.3 million and $11.4 million as of March 31, 2019, March 31, 2018, and December 31, 2018, respectively
(2) Defined as cash and cash equivalents plus accounts receivable, net, less accrued compensation and benefits, accounts payable and accrued liabilities, dividends payable and required principal payments due over the next twelve months including scheduled amortization and an estimate of the excess cash flow payment; the actual excess cash flow payment will be measured based on fiscal year 2019 financial results and the net leverage ratio as of December 31, 2019
(3) Defined as gross debt less cash and cash equivalents
N/M - Not Meaningful

Working capital at March 31, 2019 of $137.9 million decreased by 2% from December 31, 2018, as net cash generated from the business was more than offset by changes in debt outstanding and return of capital to shareholders.
The company repurchased 147,962 shares, or 2.1% of beginning of quarter outstanding common shares, for $15.0 million during the quarter. In addition, the company net settled an additional 47,658 shares for $4.8 million to satisfy employee tax obligations on vested restricted stock units.
During the quarter, the company repaid $12.4 million of debt. The net leverage ratio, which is net debt to EBITDA (in accordance with the company's credit agreement), was 0.9x at March 31, 2019 compared with 0.7x at December 31, 2018.

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 5.

Conference Call

Virtus Investment Partners management will host an investor conference call on Friday, April 26, at 10 a.m. Eastern to discuss these financial results and related matters. The webcast of the call can be accessed in the Investor Relations section of www.virtus.com, or by telephone at 877-930-7765 for callers in the U.S. and Canada or 253-336-7413 for international callers (Conference ID: 9338509). The presentation that will be reviewed as part of the conference call will be available prior to the call in the Investor Relations section of www.virtus.com. A replay of the call will be available through May 3, 2019 by telephone at 855-859-2056 (U.S. and Canada) or 404-537-3406 (international) (Conference ID: 9338509).

About Virtus Investment Partners

Virtus Investment Partners (NASDAQ: VRTS) is a distinctive partnership of boutique investment managers singularly committed to the long-term success of individual and institutional investors. Virtus offers access to a variety of investment styles across multiple disciplines to meet a wide array of investor needs, and provides products and services through affiliated managers and select subadvisers, each with a distinct investment style, autonomous investment process and individual brand. Its affiliates include Ceredex Value Advisors, Duff & Phelps Investment Management, Kayne Anderson Rudnick Investment Management, Newfleet Asset Management, Rampart Investment Management, Seix Investment Advisors, Silvant Capital Management, Sustainable Growth Advisers, and Virtus ETF Solutions. Additional information can be found at www.virtus.com.

Contact

Sean Rourke (860) 263-4709 sean.rourke@virtus.com

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 6.

U.S. GAAP Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three Months Ended			Three Months Ended
	3/31/2019	3/31/2018	Change	12/31/2018	Change
Revenues
Investment management fees	$105,918	$100,476	5%	$111,664	(5%)
Distribution and service fees	10,063	12,607	(20%)	10,829	(7%)
Administration and transfer agent fees	14,413	15,738	(8%)	15,342	(6%)
Other income and fees	324	207	57%	230	41%
Total revenues	130,718	129,028	1%	138,065	(5%)
Operating Expenses
Employment expenses	60,851	60,696	—%	59,668	2%
Distribution and other asset-based expenses	19,764	22,291	(11%)	21,043	(6%)
Other operating expenses	18,723	16,862	11%	18,513	1%
Operating expenses of consolidated investment products	451	511	(12%)	692	(35%)
Restructuring and severance	1,176	—	N/M	87	N/M
Depreciation expense	1,213	1,015	20%	1,293	(6%)
Amortization expense	7,541	5,036	50%	7,541	—%
Total operating expenses	109,719	106,411	3%	108,837	1%
Operating Income (Loss)	20,999	22,617	(7%)	29,228	(28%)
Other Income (Expense)
Realized and unrealized gain (loss) on investments, net	3,433	438	N/M	(6,241)	N/M
Realized and unrealized gain (loss) of consolidated investment products, net	(1,921)	2,259	N/M	(16,997)	(89%)
Other income (expense), net	450	1,319	(66%)	966	(53%)
Total other income (expense), net	1,962	4,016	(51%)	(22,272)	N/M
Interest Income (Expense)
Interest expense	(5,165)	(3,858)	34%	(5,963)	(13%)
Interest and dividend income	1,190	721	65%	1,744	(32%)
Interest and dividend income of investments of consolidated investment products	27,402	21,403	28%	26,678	3%
Interest expense of consolidated investment products	(19,701)	(14,549)	35%	(18,002)	9%
Total interest income (expense), net	3,726	3,717	—%	4,457	(16%)
Income (Loss) Before Income Taxes	26,687	30,350	(12%)	11,413	134%
Income tax expense (benefit)	4,219	6,523	(35%)	10,320	(59%)
Net Income (Loss)	22,468	23,827	(6%)	1,093	N/M
Noncontrolling interests	(722)	(527)	37%	1,068	N/M
Net Income (Loss) Attributable to Stockholders	21,746	23,300	(7%)	2,161	N/M
Preferred stockholder dividends	(2,084)	(2,084)	—%	(2,084)	—%
Net Income (Loss) Attributable to Common Stockholders	$19,662	$21,216	(7%)	$77	N/M
Earnings (Loss) Per Share - Basic	$2.80	$2.95	(5%)	$0.01	N/M
Earnings (Loss) Per Share - Diluted	$2.61	$2.77	(6%)	$0.01	N/M
Cash Dividends Declared Per Preferred Share	$1.81	$1.81	—%	$1.81	—%
Cash Dividends Declared Per Common Share	$0.55	$0.45	22%	$0.55	—%
Weighted Average Shares Outstanding - Basic (in thousands)	7,015	7,198	(3%)	7,111	(1%)
Weighted Average Shares Outstanding - Diluted (in thousands)	8,322	8,411	(1%)	7,382	13%

N/M - Not Meaningful

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 7.

Assets Under Management - Product and Asset Class
(in millions)

	Three Months Ended
	3/31/2018	06/30/2018	9/30/2018	12/31/2018	3/31/2019
By product (period end):
Open-End Funds (1)	$43,202.5	$44,419.3	$45,171.8	$37,710.0	$40,632.6
Closed-End Funds	6,132.7	6,295.0	6,342.2	5,956.0	6,553.2
Exchange Traded Funds	980.2	1,029.9	983.4	667.6	1,102.2
Retail Separate Accounts	14,012.3	14,678.4	16,817.5	14,998.4	17,123.2
Institutional Accounts	19,411.2	19,726.6	30,960.1	27,445.0	30,514.1
Structured Products	3,704.6	3,684.4	3,647.8	3,640.3	3,998.0
Total Long-Term	$87,443.5	$89,833.6	$103,922.8	$90,417.3	$99,923.3
Liquidity (2)	1,641.6	1,784.9	1,675.1	1,612.5	1,788.6
Total	$89,085.1	$91,618.5	$105,597.9	$92,029.8	$101,711.9

By product (average) (3)
Open-End Funds (1)	$43,751.4	$44,000.8	$45,137.1	$41,601.8	$39,531.9
Closed-End Funds	6,346.1	6,167.0	6,386.7	6,235.0	6,258.3
Exchange Traded Funds	1,045.7	1,026.8	1,035.9	831.2	870.8
Retail Separate Accounts	13,923.3	13,999.0	15,536.7	16,817.5	14,998.4
Institutional Accounts	20,165.8	19,942.3	30,583.4	29,171.7	29,353.8
Structured Products	3,619.1	3,681.5	3,635.7	3,627.2	3,668.3
Total Long-Term	$88,851.4	$88,817.4	$102,315.5	$98,284.4	$94,681.5
Liquidity (2)	1,787.6	1,699.3	1,750.3	1,606.7	1,725.5
Total	$90,639.0	$90,516.7	$104,065.8	$99,891.1	$96,407.0

By asset class (period end):
Equity	$45,428.3	$48,404.4	$62,654.4	$53,297.1	$61,781.0
Fixed Income	37,766.2	36,934.8	36,819.9	33,425.2	33,674.4
Alternatives (4)	4,249.0	4,494.4	4,448.5	3,695.0	4,467.9
Liquidity (2)	1,641.6	1,784.9	1,675.1	1,612.5	1,788.6
Total	$89,085.1	$91,618.5	$105,597.9	$92,029.8	$101,711.9

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 8.

Assets Under Management - Average Net Management Fees Earned (5)
(in basis points)

	Three Months Ended
	3/31/2018	6/30/2018	9/30/2018	12/31/2018	3/31/2019
All Products
Open-End Funds (1)	50.3	51.8	54.3	54.0	54.3
Closed-End Funds	66.3	66.1	65.9	65.5	64.9
Exchange Traded Funds	18.2	14.7	13.7	12.6	10.5
Retail Separate Accounts	47.6	48.4	49.2	47.5	48.1
Institutional Accounts (6)	31.8	31.7	31.9	29.2	30.6
Structured Products (7)	39.2	36.2	60.0	36.7	37.1
All Long-Term Products (8)	46.0	46.7	47.4	45.3	45.6
Liquidity (2)	11.8	9.5	10.1	9.9	9.9
All Products	45.3	46.0	46.8	44.7	45.0

(1) Represents assets under management of U.S. retail funds, offshore funds and variable insurance funds
(2) Represents assets under management in liquidity strategies, including in certain open-end funds and institutional accounts
(3) Averages are calculated as follows:
- Funds - average daily or weekly balances
- Retail Separate Accounts - prior-quarter ending balance or average of month-end balances in quarter
- Institutional Accounts and Structured Products - average of month-end balances in quarter
(4) Consists of real estate securities, mid-stream energy securities and master limited partnerships, options strategies and other
(5) Represents net investment management fees divided by average assets. Net investment management fees are investment management fees, as adjusted, less fees paid to third-party service providers for investment management related services, which impacted the fee rate in the three months ended March 31, 2019 for each of Open-End Funds and All Products by 0.3 basis points
(6) Includes incentive fees earned during the three months ended September 30, 2018, December 31, 2018 and March 31, 2019 that impacted the fee rate by 1.8 basis points, 0.2 basis points, and 0.5 basis points, respectively
(7) Includes incentive fees earned during the three months ended March 31, 2018, June 30, 2018, September 30, 2018 and December 31, 2018 that impacted the fee rate by 0.2, 0.1, 24.6, and 0.9 basis points, respectively
(8) Includes incentive fees earned during the three months ended September 30, 2018, December 31, 2018 and March 31, 2019 that impacted the fee rate by 1.4, 0.1 and 0.2 basis points, respectively

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 9.

Assets Under Management - Asset Flows by Product
(in millions)

	Three Months Ended
	3/31/2018	6/30/2018	9/30/2018	12/31/2018	3/31/2019
Open-End Funds (1)
Beginning balance	$43,077.6	$43,202.5	$44,419.3	$45,171.8	$37,710.0
Inflows	3,783.6	4,356.6	3,807.4	2,888.6	2,999.7
Outflows	(3,662.2)	(3,220.6)	(3,465.1)	(6,750.5)	(3,867.4)
Net flows	121.4	1,136.0	342.3	(3,861.9)	(867.7)
Market performance	69.8	170.5	464.1	(3,225.9)	3,838.7
Other (2)	(66.3)	(89.7)	(53.9)	(374.0)	(48.4)
Ending balance	$43,202.5	$44,419.3	$45,171.8	$37,710.0	$40,632.6

Closed-End Funds
Beginning balance	$6,666.2	$6,132.7	$6,295.0	$6,342.2	$5,956.0
Inflows	—	0.5	12.9	8.2	11.5
Outflows	—	—	—	—	—
Net flows	—	0.5	12.9	8.2	11.5
Market performance	(406.1)	250.0	124.4	(257.2)	661.9
Other (2)	(127.4)	(88.2)	(90.1)	(137.2)	(76.2)
Ending balance	$6,132.7	$6,295.0	$6,342.2	$5,956.0	$6,553.2

Exchange Traded Funds
Beginning balance	$1,039.2	$980.2	$1,029.9	$983.4	$667.6
Inflows	139.5	86.5	35.0	29.5	393.8
Outflows	(63.2)	(71.7)	(100.4)	(106.6)	(46.3)
Net flows	76.3	14.8	(65.4)	(77.1)	347.5
Market performance	(77.5)	65.2	50.1	(200.7)	108.3
Other (2)	(57.8)	(30.3)	(31.2)	(38.0)	(21.2)
Ending balance	$980.2	$1,029.9	$983.4	$667.6	$1,102.2

Retail Separate Accounts
Beginning balance	$13,936.8	$14,012.3	$14,678.4	$16,817.5	$14,998.4
Inflows	701.3	736.7	921.4	701.3	752.6
Outflows	(786.5)	(575.3)	(563.1)	(514.9)	(471.5)
Net flows	(85.2)	161.4	358.3	186.4	281.1
Market performance	160.7	499.7	608.7	(2,005.4)	1,895.0
Other (2)	—	5.0	1,172.1	(0.1)	(51.3)
Ending balance	$14,012.3	$14,678.4	$16,817.5	$14,998.4	$17,123.2

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 10.

Assets Under Management - Asset Flows by Product (continued)
(in millions)

	Three Months Ended
	3/31/2018	6/30/2018	9/30/2018	12/31/2018	3/31/2019
Institutional Accounts
Beginning balance	$20,815.9	$19,411.2	$19,726.6	$30,960.1	$27,445.0
Inflows	423.0	1,425.0	1,484.5	810.8	954.7
Outflows	(1,649.7)	(1,465.8)	(1,604.8)	(1,822.6)	(1,153.9)
Net flows	(1,226.7)	(40.8)	(120.3)	(1,011.8)	(199.2)
Market performance	(172.7)	486.4	1,184.8	(2,490.5)	3,155.8
Other (2)	(5.3)	(130.2)	10,169.0	(12.8)	112.5
Ending balance	$19,411.2	$19,726.6	$30,960.1	$27,445.0	$30,514.1

Structured Products
Beginning balance	$3,298.8	$3,704.6	$3,684.4	$3,647.8	$3,640.3
Inflows	383.6	37.8	—	—	388.8
Outflows	—	(20.4)	(34.4)	(16.2)	(16.0)
Net flows	383.6	17.4	(34.4)	(16.2)	372.8
Market performance	37.9	45.3	39.8	57.0	27.4
Other (2)	(15.7)	(82.9)	(42.0)	(48.3)	(42.5)
Ending balance	$3,704.6	$3,684.4	$3,647.8	$3,640.3	$3,998.0

Total Long-Term
Beginning balance	$88,834.5	$87,443.5	$89,833.6	$103,922.8	$90,417.3
Inflows	5,431.0	6,643.1	6,261.2	4,438.4	5,501.1
Outflows	(6,161.6)	(5,353.8)	(5,767.8)	(9,210.8)	(5,555.1)
Net flows	(730.6)	1,289.3	493.4	(4,772.4)	(54.0)
Market performance	(387.9)	1,517.1	2,471.9	(8,122.7)	9,687.1
Other (2)	(272.5)	(416.3)	11,123.9	(610.4)	(127.1)
Ending balance	$87,443.5	$89,833.6	$103,922.8	$90,417.3	$99,923.3

Liquidity (3)
Beginning balance	$2,128.7	$1,641.6	$1,784.9	$1,675.1	$1,612.5
Other (2)	(487.1)	143.3	(109.8)	(62.6)	176.1
Ending balance	$1,641.6	$1,784.9	$1,675.1	$1,612.5	$1,788.6

Total
Beginning balance	$90,963.2	$89,085.1	$91,618.5	$105,597.9	$92,029.8
Inflows	5,431.0	6,643.1	6,261.2	4,438.4	5,501.1
Outflows	(6,161.6)	(5,353.8)	(5,767.8)	(9,210.8)	(5,555.1)
Net flows	(730.6)	1,289.3	493.4	(4,772.4)	(54.0)
Market performance	(387.9)	1,517.1	2,471.9	(8,122.7)	9,687.1
Other (2)	(759.6)	(273.0)	11,014.1	(673.0)	49.0
Ending balance	$89,085.1	$91,618.5	$105,597.9	$92,029.8	$101,711.9

(1) Represents assets under management of U.S. retail funds, offshore funds and variable insurance funds
(2) Represents open-end and closed-end fund distributions net of reinvestments, the net change in assets from liquidity strategies, and the impact on net flows from non-sales related activities such as asset acquisitions/(dispositions), seed capital investments/(withdrawals), structured products reset transactions, and the use of leverage
(3) Represents assets under management in liquidity strategies, including in certain open-end funds and institutional accounts

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Virtus Investment Partners, Inc. 11.

Non-GAAP Information and Reconciliations
(in thousands except per share data)

The following are reconciliations and related notes of the most comparable U.S. GAAP measure to each non-GAAP measure.

The non-GAAP financial measures included in this release differ from financial measures determined in accordance with U.S. GAAP as a result of the reclassification of certain income statement items, as well as the exclusion of certain expenses and other items that are not reflective of the earnings generated from providing investment management and related services. Non-GAAP financial measures have material limitations and should not be viewed in isolation or as a substitute for U.S. GAAP measures.

Reconciliation of Total Revenues, GAAP to Total Revenues, as Adjusted:

	Three Months Ended
	3/31/2019	3/31/2018	12/31/2018
Total revenues, GAAP	$130,718	$129,028	$138,065
Distribution and other asset-based expenses (1)	(19,764)	(22,291)	(21,043)
Consolidated investment products revenues (2)	1,684	1,576	1,615
Total revenues, as adjusted	$112,638	$108,313	$118,637

Reconciliation of Total Operating Expenses, GAAP to Operating Expenses, as Adjusted:

	Three Months Ended
	3/31/2019	3/31/2018	12/31/2018
Total operating expenses, GAAP	$109,719	$106,411	$108,837
Distribution and other asset-based expenses (1)	(19,764)	(22,291)	(21,043)
Consolidated investment products expenses (2)	(451)	(511)	(692)
Amortization of intangible assets (3)	(7,541)	(5,036)	(7,541)
Restructuring and severance (4)	(1,176)	—	(366)
Acquisition and integration expenses (5)	(1,480)	(3,092)	(1,679)
Other (6)	(180)	20	(338)
Total operating expenses, as adjusted	$79,127	$75,501	$77,178

Reconciliation of Operating Income (Loss), GAAP to Operating Income (Loss), as Adjusted:

	Three Months Ended
	3/31/2019	3/31/2018	12/31/2018
Operating income (loss), GAAP	$20,999	$22,617	$29,228
Consolidated investment products (earnings) losses (2)	2,135	2,087	2,307
Amortization of intangible assets (3)	7,541	5,036	7,541
Restructuring and severance (4)	1,176	—	366
Acquisition and integration expenses (5)	1,480	3,092	1,679
Other (6)	180	(20)	338
Operating income (loss), as adjusted	$33,511	$32,812	$41,459

Operating margin, GAAP	16.1%	17.5%	21.2%
Operating margin, as adjusted	29.8%	30.3%	34.9%

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Virtus Investment Partners, Inc. 12.

Reconciliation of Net Income (Loss) Attributable to Common Stockholders, GAAP to Net Income (Loss) Attributable to Common Stockholders, as Adjusted:

	Three Months Ended
	3/31/2019	3/31/2018	12/31/2018
Net income (loss) attributable to common stockholders, GAAP	$19,662	$21,216	$77
Amortization of intangible assets, net of tax (3)	4,739	3,626	4,684
Restructuring and severance, net of tax (4)	857	—	264
Acquisition and integration expenses, net of tax (5)	1,078	2,255	1,174
Other, net of tax (6)	958	1,176	2,988
Seed capital and CLO investments (gains) losses, net of tax (7)	(4,564)	(4,003)	19,635
Net income (loss) attributable to common stockholders, as adjusted	$22,730	$24,270	$28,822

Weighted average shares outstanding - diluted	8,322	8,411	7,382
Preferred stockA	—	—	1,047
Weighted average shares outstanding - diluted, as adjusted	8,322	8,411	8,429

Earnings (loss) per share - diluted, GAAP	$2.61	$2.77	$0.01
Earnings (loss) per share - diluted, as adjusted	$2.73	$2.89	$3.42
A Assumes conversion of preferred shares to common shares at the 20 day volume-weighted average common stock price at period end, subject to a conversion price range of $109.77 to $131.73 per share resulting in a conversion ratio range of 0.9110 to 0.7592

Reconciliation of Income (Loss) Before Taxes, GAAP to Income (Loss) Before Taxes, as Adjusted:

	Three Months Ended
	3/31/2019	3/31/2018	12/31/2018
Income (loss) before taxes, GAAP	$26,687	$30,350	$11,413
Consolidated investment products (earnings) losses (2)	114	(527)	1,268
Amortization of intangible assets (3)	7,541	5,036	7,541
Restructuring and severance (4)	1,176	—	366
Acquisition and integration expenses (5)	1,480	3,132	1,679
Other (6)	180	(20)	338
Seed capital and CLO investments (gains) losses (7)	(3,795)	(4,186)	18,745
Income (loss) before taxes, as adjusted	$33,383	$33,785	$41,350

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Virtus Investment Partners, Inc. 13.

Reconciliation of Income Tax Expense (Benefit), GAAP to Income Tax Expense (Benefit), as Adjusted:

	Three Months Ended
	3/31/2019	3/31/2018	12/31/2018
Income tax expense (benefit), GAAP	$4,219	$6,523	$10,320
Tax impact of amortization of intangible assets (3)	2,047	1,410	2,102
Tax impact of restructuring and severance (4)	319	—	102
Tax impact of acquisition and integration expenses (5)	402	877	468
Tax impact of other (6)	1,306	888	(566)
Tax impact of seed capital and CLO investments (gains) losses (7)	769	(183)	(900)
Income tax expense (benefit), as adjusted	$9,062	$9,515	$11,526

Effective tax rate, GAAPA	15.8%	21.5%	90.4%
Effective tax rate, as adjustedB	27.1%	28.2%	27.9%
A Reflects income tax expense (benefit), GAAP, divided by income (loss) before taxes, GAAP
B Reflects income tax expense (benefit), as adjusted, divided by income (loss) before taxes, as adjusted

Reconciliation of Investment Management Fees, GAAP to Investment Management Fees, as Adjusted:

	Three Months Ended
	3/31/2019	3/31/2018	12/31/2018
Investment management fees, GAAP	$105,918	$100,476	$111,664
Consolidated investment products fees (2)	1,654	1,571	1,589
Investment management fees, as adjusted	$107,572	$102,047	$113,253

Reconciliation of Administration and Transfer Agent Fees, GAAP to Administration and Transfer Agent Fees, as
Adjusted:

	Three Months Ended
	3/31/2019	3/31/2018	12/31/2018
Administration and transfer agent fees, GAAP	$14,413	$15,738	$15,342
Consolidated investment products fees (2)	27	1	24
Administration and transfer agent fees, as adjusted	$14,440	$15,739	$15,366

Reconciliation of Employment Expenses, GAAP to Employment Expenses, as Adjusted:

	Three Months Ended
	3/31/2019	3/31/2018	12/31/2018
Employment expenses, GAAP	$60,851	$60,696	$59,668
Acquisition and integration expenses (5)	(1,433)	(1,903)	(1,595)
Employment expenses, as adjusted	$59,418	$58,793	$58,073

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Virtus Investment Partners, Inc. 14.

Reconciliation of Restructuring and Severance, GAAP to Restructuring and Severance, as Adjusted:

	Three Months Ended
	3/31/2019	3/31/2018	12/31/2018
Restructuring and severance, GAAP	$1,176	$—	$87
Restructuring and severance (4)	(1,176)	—	(366)
Acquisition and integration expenses (5)	—	—	279
Restructuring and severance, as adjusted	$—	$—	$—

Reconciliation of Other Operating Expenses, GAAP to Other Operating Expenses, as Adjusted:

	Three Months Ended
	3/31/2019	3/31/2018	12/31/2018
Other operating expenses, GAAP	$18,723	$16,862	$18,513
Acquisition and integration expenses (5)	(47)	(1,189)	(363)
Other (6)	(180)	20	(338)
Other operating expenses, as adjusted	$18,496	$15,693	$17,812

Reconciliation of Total Other Income (Expense), Net, GAAP to Total Other Income (Expense), Net, as Adjusted:

	Three Months Ended
	3/31/2019	3/31/2018	12/31/2018
Total other income (expense), net GAAP	$1,962	$4,016	$(22,272)
Consolidated investment products (2)	2,642	1,291	4,555
Seed capital and CLO investments (gains) losses (7)	(3,795)	(4,186)	18,745
Total other income (expense), net as adjusted	$809	$1,121	$1,028

Reconciliation of Total Noncontrolling Interests, GAAP to Total Noncontrolling Interests, as Adjusted

	Three Months Ended
	3/31/2019	3/31/2018	12/31/2018
Total noncontrolling interests, GAAP	$(722)	$(527)	$1,068
Consolidated investment products (2)	(114)	527	(1,268)
Amortization of intangible assets (3)	(755)	—	(755)
Acquisition and integration expenses (5)	—	—	(37)
Seed capital and CLO investments (gains) losses (7)	—	—	(10)
Total noncontrolling interests, as adjusted	$(1,591)	$—	$(1,002)

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Virtus Investment Partners, Inc. 15.

Notes to Reconciliations:

1.
Distribution and other asset-based expenses - Primarily payments to distribution partners for providing services to investors in our sponsored funds and payments to third-party service providers for investment management-related services. Management believes that making this adjustment aids in comparing the company’s operating results with other asset management firms that do not utilize intermediary distribution partners or third-party service providers.

2.
Consolidated investment products - Revenues and expenses generated by operating activities of mutual funds and CLOs that are consolidated in the financial statements. Management believes that excluding these operating activities to reflect net revenues and expenses of the company prior to the consolidation of these products is consistent with the approach of reflecting its operating results from managing third-party client assets.

3.
Amortization of intangible assets - Non-cash amortization expense or impairment expense, if any, attributable to acquisition-related intangible assets, including any portion that is allocated to noncontrolling interests. Management believes that making this adjustment aids in comparing the company’s operating results with other asset management firms that have not engaged in acquisitions.

4.
Restructuring and severance - Certain expenses associated with restructuring the business, including lease abandonment-related expenses and severance costs associated with staff reductions, that are not reflective of the ongoing earnings generation of the business. Management believes that making this adjustment aids in comparing the company's operating results with prior periods.

5.
Acquisition and integration expenses - Expenses that are directly related to acquisition and integration activities. Acquisition expenses include transaction closing costs, certain professional fees, and financing fees. Integration expenses include costs incurred that are directly attributable to combining businesses, including compensation, restructuring and severance charges, professional fees, consulting fees, and other expenses. Management believes that making these adjustments aids in comparing the company’s operating results with other asset management firms that have not engaged in acquisitions.

Components of Acquisition and Integration Expenses for the respective periods are shown below:

	Three Months Ended
Acquisition and Integration Expenses	3/31/2019	3/31/2018	12/31/2018
Employment expenses	$1,433	$1,903	$1,595
Restructuring and severance	—	—	(279)
Other operating expenses	47	1,189	363
Interest expense	—	40	—
Total Acquisition and Integration Expenses	$1,480	$3,132	$1,679

6.
Other - Certain expenses that are not reflective of the ongoing earnings generation of the business. In addition, it includes income tax expense (benefit) items, such as adjustments for uncertain tax positions, changes in tax law, valuation allowances and other unusual or infrequent items not related to current operating results to reflect a normalized effective rate. Preferred dividends are adjusted as the shares are mandatorily convertible into common shares at the end of three years and the non-GAAP weighted average shares are adjusted to reflect the conversion. Management believes that making these adjustments aids in comparing the company’s operating results with prior periods.

Components of Other for the respective periods are shown below:

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Virtus Investment Partners, Inc. 16.

	Three Months Ended
Other	3/31/2019	3/31/2018	12/31/2018
Occupancy related expenses	$180	$—	$338
Tax impact of occupancy related expenses	(49)	—	(94)
System transition expenses	—	(20)	—
Tax impact of system transition expenses	—	6	—
Other discrete tax adjustments	(1,257)	(894)	660
Preferred stockholder dividends	2,084	2,084	2,084
Total Other	$958	$1,176	$2,988

7.
Seed capital and CLO investments (gains) losses - Gains and losses (realized and unrealized) of seed capital and CLO investments. Gains and losses (realized and unrealized) generated by investments in seed capital and CLO investments can vary significantly from period to period and do not reflect the Company’s operating results from providing investment management and related services. Management believes that making this adjustment aids in comparing the Company’s operating results with prior periods and with other asset management firms that do not have meaningful seed capital and CLO investments

Definitions:
Revenues, as adjusted, comprise the fee revenues paid by clients for investment management and related services. Revenues, as adjusted, for purposes of calculating net income attributable to common stockholders, as adjusted, differ from U.S. GAAP revenues in that they are reduced by distribution and other asset-based expenses that are generally passed through to external parties, and exclude the impact of consolidated investment products.
Operating expenses, as adjusted, is calculated to reflect expenses from ongoing continuing operations. Operating expenses, as adjusted, for purposes of calculating net income attributable to common stockholders, as adjusted, differ from U.S. GAAP expenses in that they exclude amortization or impairment, if any, of intangible assets, restructuring and severance, the impact of consolidated investment products, acquisition and integration-related expenses and certain other expenses that do not reflect the ongoing earnings generation of the business.
Operating margin, as adjusted, is a metric used to evaluate efficiency represented by operating income, as adjusted, divided by revenues, as adjusted.
Earnings (loss) per share, as adjusted, represent net income (loss) attributable to common stockholders, as adjusted, divided by weighted average shares outstanding, as adjusted, on either a basic or diluted basis.

Forward-Looking Information
This press release contains statements that are, or may be considered to be, forward-looking statements. All statements that are not historical facts, including statements about our beliefs or expectations, are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995, as amended. These statements may be identified by such forward-looking terminology as “expect,” “estimate,” "intent," "plan," “intend,” “believe,” “anticipate,” “may,” “will,” “should,” “could,” “continue,” “project,” “opportunity,” “predict,” “would,” “potential,” “future,” “forecast,” “guarantee,” “assume,” “likely,” “target” or similar statements or variations of such terms.
Our forward-looking statements are based on a series of expectations, assumptions and projections about our company and the markets in which we operate, are not guarantees of future results or performance, and involve substantial risks and uncertainty including assumptions and projections concerning our assets under management, net asset inflows and outflows, operating cash flows, business plans and ability to borrow, for all future periods. All of our forward-looking statements are as of the date of this

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Virtus Investment Partners, Inc. 17.

release only. The company can give no assurance that such expectations or forward-looking statements will prove to be correct. Actual results may differ materially.
Our business and our forward-looking statements involve substantial known and unknown risks and uncertainties, including those discussed under “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2018 Annual Report on Form 10-K as well as the following risks and uncertainties: (a) any reduction in our assets under management; (b) withdrawal, renegotiation or termination of investment advisory agreements; (c) damage to our reputation; (d) failure to comply with investment guidelines or other contractual requirements; (e) inability to satisfy financial covenants and payments related to our indebtedness; (f) inability to attract and retain key personnel; (g) challenges from the competition we face in our business; (h) adverse regulatory and legal developments; (i) unfavorable changes in tax laws or limitations; (j) adverse developments related to unaffiliated subadvisers; (k) negative implications of changes in key distribution relationships; (l) interruptions in or failure to provide critical technological service by us or third parties; (m) volatility associated with our common and preferred stock; (n) adverse civil litigation and government investigations or proceedings; (o) risk of loss on our investments; (p) inability to make quarterly common and preferred stock distributions; (q) lack of sufficient capital on satisfactory terms; (r) losses or costs not covered by insurance; (s) impairment of goodwill or intangible assets; (t) inability to achieve expected acquisition-related benefits; and other risks and uncertainties described in our 2018 Annual Report on Form 10-K or in any of our filings with the Securities and Exchange Commission (“SEC”).

Certain other factors which may impact our continuing operations, prospects, financial results and liquidity, or which may cause actual results to differ from such forward-looking statements, are discussed or included in the company’s periodic reports filed with the SEC and are available on our website at www.virtus.com under “Investor Relations.” You are urged to carefully consider all such factors.
The company does not undertake or plan to update or revise any such forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this release, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized. If there are any future public statements or disclosures by us which modify or impact any of the forward-looking statements contained in or accompanying this release, such statements or disclosures will be deemed to modify or supersede such statements in this release.

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